As Filed with the Securities and Exchange Commission on August 26, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Maui Land & Pineapple Company, Inc.

(Exact name of registrant as specified in its charter)

Hawaii	99-0107542
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii, 96733-6687

(808) 877-3351

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert I. Webber

Chief Operating Officer, Chief Financial Officer and Executive Vice President

120 Kane Street, Kahului, Maui, Hawaii, 96732

(808) 877-3351

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher D. Ivey, Esq.

Joshua A. Lane, Esq.

Stradling Yocca Carlson & Rauth,

A Professional Corporation

660 Newport Center Drive, Suite 1600

Newport Beach, California  92660

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	1,432,836	$25.71	$36,838,214	$1,448

(1)          Represents shares of common stock issuable upon conversion of an aggregate principal amount of $40.0 million of the registrant’s senior secured convertible notes, or convertible notes. The convertible notes are initially convertible into 1,194,030 shares of common stock, based on a conversion price of $33.50 per share. In connection with the issuance of the convertible notes, the registrant entered into a registration rights agreement, which requires the registrant to register 120% of the number of shares of common stock issuable upon conversion of the convertible notes. In addition to the shares of common stock set forth in the table above, pursuant to Rule 416 under the Securities Act of 1933, the registrant is registering an indeterminate number of shares of common stock issuable upon conversion of the convertible notes in connection with stock splits, stock dividends, recapitalizations or similar events, but not including additional shares which may be issued as a result of an adjustment in the conversion rate upon a dilutive issuance.

(2)          The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) using the average of the high and low prices for the registrant’s common stock, as reported by the New York Stock Exchange on August 20, 2008, which was $25.71 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 26, 2008

PRELIMINARY PROSPECTUS

MAUI LAND & PINEAPPLE COMPANY, INC.

1,432,836 Shares of Common Stock

Pursuant to a securities purchase agreement entered into on July 27, 2008, we issued $40.0 million aggregate principal amount of senior secured convertible notes, or the convertible notes, in a private placement that closed on July 28, 2008. This prospectus may be used by the selling stockholders named in this prospectus to resell from time to time the shares of common stock issuable upon conversion of their convertible notes.

The convertible notes are initially convertible into 1,194,030 shares of common stock, based on a conversion price of $33.50, which is subject to reset on the date that is 18 months following the closing of the private placement, but in no event shall the conversion price be reduced below $30.00 per share as a result of such reset.  The conversion price is also subject to adjustment from time to time as the result of certain issuances of our common stock, or securities convertible into or exercisable for shares of common stock, below the then existing conversion price.  Pursuant to a registration rights agreement entered into in connection with the issuance of the convertible notes, we agreed to register for resale 120% of the shares issuable upon conversion of the convertible notes, or initially 1,432,836 shares.  We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” below for additional information on how the selling stockholders may conduct sales of our common stock.  Other than underwriting discounts and commissions, if any, we have agreed to bear all expenses incurred in connection with the registration and sale of the common stock offered by the selling stockholders and to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933.

Our common stock is traded on the New York Stock Exchange under the symbol “MLP.” On August 21, 2008, the closing price of our common stock was $26.01 per share.

Investing in these securities involves a high degree of risk.  See “Risk Factors” on page 2 to read about the risks you should consider carefully before deciding whether to invest in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2008.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplements.  We have not, and the selling stockholders have not, authorized anyone to provide you with information different from that contained in this prospectus.  Offers to sell, and offers to buy, the shares of common stock are valid only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as to the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock.

i

ABOUT MAUI LAND & PINEAPPLE COMPANY, INC.

In this prospectus, depending on the context, the terms the “Company”, “we”, “our”, or “us” refer to Maui Land & Pineapple Company, Inc. alone or to Maui Land & Pineapple Company, Inc. and its subsidiaries, collectively.

We are a Hawaii corporation, the successor to a business organized in 1909.  We operate as a landholding and operating parent company for our principal subsidiaries, including Maui Pineapple Company, Ltd., a producer and marketer of Maui-grown pineapple, and Kapalua Land Company, Ltd., the operator of Kapalua Resort, a 23,000-acre master-planned community in West Maui.  Our reportable operating segments are Agriculture, Resort and Community Development.

Agriculture

The Agriculture segment primarily includes growing, packing, and marketing of fresh premium pineapple.  Our fresh pineapple is sold under the brand names Maui Gold® and Hawaiian Gold™.  We also grow and market fresh organic pineapple.

Resort

The Resort segment includes our ongoing operations at the Kapalua Resort.  These operations include two championship golf courses, a tennis facility, a vacation rental program, and several retail outlets.  In December 2007, our new Kapalua Adventure Center opened and, in January 2008, the Mountain Outpost began operations.

Community Development

The Community Development segment includes our real estate entitlement, development, construction, sales and leasing activities.  This segment also includes the operations of Kapalua Realty Company, a general brokerage real estate company, and Public Utilities Commission regulated water and sewage transmission operations located within Kapalua Resort.  The Community Development segment also includes our investment in Kapalua Bay Holdings, LLC, a limited liability company formed as a joint venture between the Company, Marriott International Inc. and Exclusive Resorts LLC.  We have a 51% interest in and are the managing member of Kapalua Bay Holdings.  Kapalua Bay Holdings is constructing The Residences at Kapalua Bay, consisting of approximately 146 units that will be sold as whole ownership and fractional ownership residences, a clubhouse, pool, spa and other amenities.

More comprehensive information about us, our products, our projects and our financial information is available through our website at www.mauiland.com and in our recent filings with the Securities and Exchange Commission, or SEC.  See the sections in this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The information on our website is not incorporated by reference into this prospectus.

Our main offices are located at 120 Kane Street, Kahului, Maui, Hawaii, 96732, and our telephone number is (808) 877-3351.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Please consider carefully the risk factors described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2007, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as amended from time to time, each of which are incorporated by reference in this prospectus, and in any future filings made by us with the SEC and incorporated by reference in this prospectus.  The occurrence of any of these risks might cause you to lose all or part of your investment in our common stock. Please also refer to the section below entitled “Cautionary Notice Regarding Forward-Looking Statements.”

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and reports that we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we intend that such forward-looking statements be subject to the safe harbors created thereby. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. They contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology.  Actual results could differ materially from those projected in forward-looking statements as a result of the following factors, among others:

•                  success of our initiatives to gain structural efficiencies in our businesses;

•                  timing and success of sales and construction at the Residences at Kapalua Bay project;

•                  timing and success of the Kapalua Resort initiatives to enhance and improve the resort and the Kapalua Villas;

•                  expectations as to our cash commitments;

•                  expectations as to our cash flows from operating and investing activities;

•                  recoverability from operations of real estate development deferred costs;

•                  impact of current and future local, state and national government regulations, including Maui County affordable housing legislation;

•                  general economic factors, including fuel and travel costs;

•                  dependence on third parties and actual or potential lack of control over joint venture relationships;

•                  future cost of compliance with environmental laws;

•                  timing of approvals and conditions of future real estate entitlement applications;

•                  effects of weather conditions and natural disasters; and

•                  effect of changes in assumptions on net periodic pension and other benefit costs.

Such risks and uncertainties also include those risks and uncertainties discussed under the heading “Risk Factors” and elsewhere in this prospectus.  Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference in this prospectus that include forward-looking statements. You should read this prospectus and the documents that we reference and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

All proceeds from the sale of our common stock covered by this prospectus will belong to the selling stockholders who offer and sell their shares. We will not receive any proceeds from the sale of the common stock by the selling stockholders.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the convertible notes.  For additional information regarding the issuance of those convertible notes, see the description of the private placement on the cover page of this prospectus.  We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.  Except for the ownership of the convertible notes, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders.  The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the convertible notes, as of August 22, 2008, assuming conversion of all convertible notes held by the selling stockholders on that date.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus generally covers the resale of at least 120% of the maximum number of shares of common stock issuable upon conversion of the convertible notes as of the trading day immediately preceding the date the registration statement is initially filed with the SEC.  Because the conversion price of the convertible notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.  The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the convertible notes, a selling stockholder may not convert the convertible notes to the extent such conversion would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion, excluding for purposes of such determination shares of common stock issuable upon conversion of the convertible notes which have not been converted.  The number of shares in the second column reflects this limitation.  The selling stockholders may sell all, some or none of their shares in this offering.  See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering

RCG PB, Ltd (1)	392,239	392,239	0

RCG Enterprise, Ltd (2)	288,359	288,359	0

Highbridge International LLC (3)	376,119	376,119	0

Interlachen Convertible Investments Limited (4)	376,119	376,119	0

(1)

Ramius Advisors, LLC (“Ramius Advisors”) is the investment adviser of RCG PB, Ltd. (“RCG PB”) and consequently has voting control and investment discretion over securities held by RCG PB. Ramius LLC (“Ramius”) is the sole member of Ramius Advisors and consequently has voting control and investment discretion over securities held by RCG PB. Each of Ramius Advisors and Ramius disclaims beneficial ownership of the shares held by RCG PB. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S& Co., LLC, the sole managing member of Ramius. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

(2)

Ramius is the investment adviser of RCG Enterprise, Ltd (“RCG Enterprise”) and consequently has voting control and investment discretion over securities held by RCG Enterprise. Ramius disclaims beneficial ownership of the shares held by RCG Enterprise. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S& Co., LLC, the sole managing member of Ramius. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

(3)

Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment direction over securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaim beneficial ownership of the securities held by Highbridge International LLC.

(4)

Interlachen Convertible Investments Limited is an affiliate of a registered broker-dealer. Investcorp Investment Advisors Limited (“IIAL”), a manager of Investcorp Interlachen Multi-Strategy Master Fund Limited, and an SEC registered investment advisor, is under common control with N.A. Investcorp LLC (“NAI”), an NASD member broker dealer who is not participating in the sale of the shares of the selling stockholders. No disclosure is made with respect to related persons of IIAL or NAI. Interlachen Convertible Investments Limited has represented to us that the securities held by it were purchased in the ordinary course of business and that at the time of purchase of the securities held by it, it did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities held by it. Interlachen Capital Group LP is the trading manager of Interlachen Convertible Investments Limited and has voting and investment discretion over securities held by Interlachen Convertible Investments Limited. Andrew Fraley and Jonathan Havice, as the managing members of the general partner of Interlachen Capital Group LP, have shared voting control and investment discretion over securities held by Interlachen Convertible Investments Limited. Andrew Fraley and Jonathan Havice disclaim beneficial ownership of the securities held by Interlachen Convertible Investments Limited.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the convertible notes to permit the resale of these shares of common stock by the holders of the convertible notes from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions:

•              on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•              in the over-the-counter market;

•              in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•              through the writing of options, whether such options are listed on an options exchange or otherwise;

•              ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•              block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•              purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•              an exchange distribution in accordance with the rules of the applicable exchange;

•              privately negotiated transactions;

•              short sales;

•              sales pursuant to Rule 144;

•              broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•              a combination of any such methods of sale; and

•              any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the convertible notes or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $17,448 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution.  We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Stradling Yocca Carlson & Rauth, a Professional Corporation.

EXPERTS

The consolidated financial statements and the related financial statement schedule of the Company and its subsidiaries incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report (1) expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph referring to the Company’s adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 on January 1, 2007, Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment on January 1, 2006, and SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R), on December 31, 2006 and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Kapalua Bay Holdings, LLC and subsidiary as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005 incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph relating to the restatements of the 2006 financial statements). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of W2005 Kapalua/gengate Hotel Holdings, LLC, as of December 31, 2007 and for the year then ended incorporated in this Prospectus by reference to Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the SEC with respect to the common stock offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. You may also read our filings at the SEC’s web site at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update and supercede this prospectus. We incorporate by reference the following documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering of securities is terminated, except for information furnished under Item 2.02 or Item 7.01 of Form 8-K which is neither deemed filed nor incorporated by reference herein:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC on March 17, 2008, as amended by Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC on April 1, 2008;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008, as filed with the SEC on May 7, 2008, and for the quarter ended June 30, 2008, as filed with the SEC on August 8, 2008;

•	Current Reports on Form 8-K filed with the SEC on March 6, April 30, July 29 and July 30, 2008; and

•

Registration Statement on Form 8-A, relating to the description of our common stock, filed with the SEC on April 1, 2008, including any amendment or report filed for the purpose of updating such description.

The SEC file number for each of the documents listed above is 001-06510.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing us at Maui Land & Pineapple Company, Inc., Secretary, 120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii, 96733-6687 or by calling us at (808) 877-3351.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered hereunder. All of the amounts shown are estimates except for the SEC registration fee. All of the amounts shown will be paid by us.

Securities and Exchange Commission Fee	$1,448
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	10,000
Miscellaneous Expenses	1,000

Total	$17,448

Item 15.  Indemnification of Directors and Officers.

Our restated articles of association, as amended, include a provision that provides that we will indemnify each person who is made or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at our request as a director, officer, employee or agent of the Company or any division of the Company, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “Indemnified Party”), against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  Our articles of association also provide that we shall indemnify each person who is, or is threatened to be made, a party to any action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an Indemnified Party against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such matter if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and except that no indemnification shall be made in respect of any claim, issue or matter as to which he or she has been adjudged liable for gross negligence or willful misconduct in the performance of his duty to the Company unless and only to the extent that the court in which the action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances, he or she is fairly and reasonably entitled to indemnity for expenses which the court deems to be proper.  To the extent that an Indemnified Party has been successful on the merits or otherwise in defense of a claim, issue or matter, the required indemnification is mandatory.  Any other required indemnification is mandatory unless a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or if such a quorum directs) independent legal counsel, or (if such a quorum so directs) a majority vote of the shareholders, determines that the Indemnified Party failed to meet the applicable standard of conduct.  These provisions are not exclusive of any other rights to which an Indemnified Party may be entitled.

Our articles of association also include a provision eliminating the personal liability to the Company of any director, officer, employee or agent of the Company and any person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and any heir, executor or administrator for such a person, for any loss or damage if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, unless with respect to an action or suit by or in right of the Company to procure a judgment in its favor he or she has been adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to the Company.

We maintain a standard directors and officers liability insurance policy that will reimburse us for payments we may make in indemnification of directors and officers and pay other expenses, counsel fees, settlements, judgments or costs arising from proceedings involving any director or officer of the Company in his or her capacity as such, subject to certain limitations and exclusions.

Item 16.  Exhibits.

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.  Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kahului, Maui, State of Hawaii, on August 26, 2008.

By:	/s/ David C. Cole
David C. Cole
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Maui Land & Pineapple Company, Inc., do hereby constitute and appoint David C. Cole, President, Chief Executive Officer, and Chairman and Robert I. Webber, Chief Operating Officer, Chief Financial Officer and Executive Vice President, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Signature	Title	Date

	President, Chief Executive Officer and	August 26, 2008
/s/ David C. Cole	Chairman
David C. Cole	of the Board of Directors (Principal
Executive Officer)

	Chief Operating Officer, Chief	August 26, 2008
/s/ Robert I. Webber	Financial Officer
Robert I . Webber	and Executive Vice President
(Principal
Financial Officer)

	Controller and Secretary (Principal	August 26, 2008
/s/ Adele H. Sumida	Accounting
Adele H. Sumida	Officer)

/s/ John H. Agee	Director	August 26, 2008
John H. Agee

/s/ Walter A. Dods, Jr.	Director	August 26, 2008
Walter A. Dods, Jr.

/s/ Miles R. Gilburne	Director	August 26, 2008
Miles R. Gilburne

/s/ Warren H. Haruki	Director	August 26, 2008
Warren H. Haruki

/s/ David A. Heenan	Director	August 26, 2008
David A. Heenan

/s/ Kent Lucien	Director	August 26, 2008
Kent T. Lucien

/s/ Duncan MacNaughton	Director	August 26, 2008
Duncan MacNaughton

/s/ Fred E. Trotter, III	Director	August 26, 2008
Fred E. Trotter, III

EXHIBIT INDEX

Exhibit Number	Description

4.1

Restated Articles of Association, as amended (Filed as Exhibit 3.1 to Amendment No. 1 to Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on April 1, 2008).

4.2

Bylaws (Amended as of December 11, 2003) (Filed as Exhibit 3.1(ii) to Amendment No. 1 to Registration Statement on Form 8-A/A, File No. 001-06510, filed with the Securities and Exchange Commission on January 5, 2004).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, dated August 25, 2008.

23.3	Consent of Deloitte & Touche LLP, Independent Auditors, dated August 25, 2008.

23.4	Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated August 26, 2008.

24.1	Power of Attorney (included on signature page to this Registration Statement).

99.1

Securities Purchase Agreement, dated as of July 27, 2008, among Maui Land & Pineapple Company, Inc., and the investors named therein (Filed as Exhibit 10.1 to Form 8-K, filed with the Securities and Exchange Commission on July 29, 2008).

99.2

Registration Rights Agreement, dated as of July 27, 2008, among Maui Land & Pineapple Company, Inc., and the investors named therein (Filed as Exhibit 10.2 to Form 8-K, filed with the Securities and Exchange Commission on July 29, 2008).

99.3	Form of Senior Secured Convertible Note (Filed as Exhibit 10.3 to Form 8-K, filed with the Securities and Exchange Commission on July 29, 2008).